Exhibit 99.1

Armstrong World Industries Announces SEC Declares Armstrong Flooring, Inc. Form 10 Effective

Lancaster, Pa., March 15, 2016 — Armstrong World Industries, Inc. (NYSE: AWI) announced today that the Securities and Exchange Commission (SEC) has declared Armstrong Flooring, Inc.’s (AFI) Registration Statement on Form 10 effective. A copy is available at www.sec.gov.

As previously announced, the distribution will be payable to AWI’s shareholders of record as of 5:00 p.m. EST on the March 21, 2016 record date for the distribution. AWI expects to complete the pro rata distribution of all of the AFI shares on April 1, 2016. Upon completion of the distribution, AWI shareholders will retain their AWI shares and will receive one AFI share for every two AWI shares held as of the record date. AWI shareholders will receive cash in lieu of fractional AFI shares. Any holder of record who sells their shares of AWI on or before the distribution date of April 1, 2016 will be selling their entitlement of AFI to the buyer of their AWI shares. Holders are encouraged to speak with their Financial Advisor before selling their AWI shares. AFI has applied to list its common stock on the New York Stock Exchange under the symbol “AFI.”

The distribution is expected to be tax-free to AWI shareholders for U.S. federal income tax purposes. However, cash paid in lieu of fractional shares may be subject to federal income tax. No action is required by AWI shareholders to receive their AFI shares.

The distribution remains subject to the conditions set forth in the Separation and Distribution Agreement between AWI and AFI, a form of which has been filed as an exhibit to AFI’s Registration Statement on Form 10, including receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the separation and distribution should qualify as a transaction that generally is tax-free to AWI and AWI’s shareholders for U.S. federal income tax purposes. AWI may also cancel or terminate the distribution if, at any time prior to the distribution, AWI’s board of directors determines, in its sole discretion, that it is inadvisable to effect the distribution.

Following the separation, AWI will be made up of the Armstrong Building Products unit which is the global leader in providing suspended ceiling solutions for use in renovation and new construction, both in commercial and residential spaces, with diverse end-use applications. In 2015, Armstrong Building Products generated approximately $1.3 billion of revenue. AWI will continue to strengthen its leadership position in key domestic and international end markets by leveraging recently completed investments in expanded sales and manufacturing capabilities. It is well-positioned with attractive opportunities for enhanced growth and margins. With 3,700 team members worldwide, AWI will operate 25 manufacturing facilities in nine countries including the Worthington Armstrong Venture (WAVE JV).

AFI will continue to lead in the design, manufacture and sales of high-quality flooring products in North American and Asian markets. In 2015, Armstrong Flooring generated approximately $1.2 billion of revenue. Armstrong Flooring’s North American residential franchise is an innovation leader in vinyl, laminate and hardwood products. Its North American and international commercial businesses provide high performance resilient flooring products including vinyl sheet, linoleum, vinyl composition and luxury vinyl tile, with significant ongoing investments focused on LVT leadership. Armstrong Flooring will pursue these markets under the same trusted brands—which include Armstrong and Bruce—with the continued strategy to be customers’ preferred partner for flooring solutions. With 3,700 team members worldwide, AFI will operate 17 manufacturing facilities in three countries.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to our plan to separate our Flooring business from our Ceilings (Building Products) business into two independent, publicly traded companies and any related financial information, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,”

“will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of AWI’s reports on Forms 10-K and 10-Q and AFI’s Registration Statement on Form 10, each as filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Neither AWI nor AFI undertakes any obligation to update any forward-looking statements beyond what is required under applicable securities law.